PLEDGE AGREEMENT

entered into between

COLOMBIA CLEAN POWER SAS

(the “Pledgor”)

and

THE LAW OFFICE OF RONALD N. VANCE & ASSOCIATES, P.C.

(the “Pledgee”)

over

(i) the Mining Titles identified in the National Mining Registry with codes EAU-131, ECB-121, FCF-142, GG7-111, GG7-11522X, FI6-142, 010-91, FI7,081 and (ii) the Production derived from the Mining Titles.

Bogotá D.C., January 18, 2013

PLEDGE AGREEMENT

Between the undersigned,

(i)	COLOMBIA CLEAN POWER S.A.S., a company organized and existing according to the laws of the Republic of Colombia, domiciled in Bogotá, Colombia, incorporated by private document granted on May 27th 2010, identified with NIT No.900362160-8, represented herein by: (i) William Jairo Chavarría Ordóñez, Colombian citizen of legal age, identified with ID. 79121569, acting in his capacity of Legal Representative, and (ii) Liliana Consuelo Rodríguez Venegas, Colombian citizen of legal age, identified with ID. 40040220, acting in his capacity of Legal Representative, as evidenced by certificate of incorporation and representation issued by the Bogotá Chamber of Commerce (Exhibit A) (the “Pledgor”); and

(ii)	LAW OFFICE OF RONALD N. VANCE & ASSOCIATES, P.C., a foreign institution, legally incorporated and currently existing in accordance with the laws of the United States of America, without domicile in Colombia and having its address at 1656 Reunion Ave Ste 250, South Jordan, UT 84095, (the “Pledgee” and together with Pledgor hereinafter referred to as the “Parties”), (a copy of the certificate of incumbency and existence of the Pledgee is hereto attached as Exhibit B) entity acting on its own behalf and also on behalf and in benefit of the noteholders (“Noteholders”) (“Noteholders” as such term is defined in the Pledge and Collateral Agency Agreement (as defined below), represented herein by Santiago Gonzalez, of legal age, identified as appears below his signature, in his capacity of Proxy, as evidenced by the power of attorney attached hereto as Exhibit D,), who enter into this pledge agreement (the “Pledge Agreement” or the “Agreement”) over the (i) Mining Titles (as identified below) and (ii) the production derived from the Mining Titles (the “Production”), which will be founded on the provisions of Volume 4, Title 9, Chapter 2 of the Colombian Commercial Code, Articles 238 et seq. of the Colombian Mining Code and other related and applicable regulations and by the provisions set forth below, subject to the following considerations:

WHEREAS

(i)	Pledgor is a corporation duly organized and existing in accordance with the laws of the Republic of Colombia, whose corporate purpose includes mining activities in general, prospection, exploration and exploitation of mines;

(ii)	Pledgor is the beneficial owner of mining titles EAU-131, ECB-121, FCF-142, GG7-111, GG7-11522X, FI6-142, 010-91, FI7,081 (the “Mining Titles”) which are further described in Exhibit C, all of which have been duly registered with the National Mining Registry (the “Mining Registry”).

(iii)	Colombia Energy Resources, Inc., (“Colombia”) intends to issue from time to time up to US$500,000 aggregate principal amount of its 15% secured promissory notes due January 18, 2014 (the “Notes”) whose repayment to the Noteholders will be secured with certain guarantees to be granted by the Pledgor;

(iv)	The issuing of the Notes will be made pursuant to the terms and conditions contained in the subscription agreement (“Subscription Agreement”);

(v)	The Noteholders, as the primary purchasers of the Notes, have required, in order to secure the payment in full of principal and interest due on the Notes, that Colombia and Colombia CPF LLC., enter into a Pledge and Collateral Agency Agreement (“Pledge and Collateral Agreement”);

(vi)	Pursuant to the Subscription Agreement and the Pledge and Collateral Agreement, Pledgor hereby constitutes in favor of Pledgee a pledge over (i) the Mining Titles and (ii) the Production, pursuant to Articles 238 and 239 of Law 685 of 2001;

In consideration of the above, the mutual agreements and undertakings contained in this Pledge Agreement, as well as other existing and valid considerations, whose receipt and sufficiency is hereby acknowledged, the Parties have decided to enter into this Pledge Agreement, which is founded on the following clauses:

First Chapter - Purpose

1.1	Defined terms: Unless otherwise defined herein, the capitalized words or expressions not defined in this Pledge Agreement shall have the meaning assigned to them in (i) the Subscription Agreement and (ii) the Pledge and Collateral Agreement.

1.2	Creation of the Pledge: Pursuant to Articles 238 to 247 of Colombian Mining Code and Articles 1207 to 1220 of the Colombian Commercial Code, Pledgor hereby constitutes a non-possessory and open mining pledge in favor of the Pledgee over the Mining Titles, (which include all the rights of the Pledgor deriving from the Mining Titles) and also constitutes pledge over the future Production.

1.3	Secured Obligations: The purpose of this Pledge Agreement is to guarantee the payment and performance of the obligations of the Pledgor and Colombia under the Subscription Agreement (the “Secured Obligations”).

1.4	Scope and Payment of the Pledge: The Secured Obligations are guaranteed with the Mining Titles and the Production. The aforesaid because although in situ the minerals found within the area of the Mining Titles belong to the State, once they are legally extracted by their titleholder they may be subject to alienation and/or encumbrance.

1.5	Extension of the Pledge: This Pledge Agreement guarantees the performance of the Secured Obligations and/or the accessory obligations of the law, and shall remain in force throughout the term of the Subscription Agreement, its extensions, modifications, renewals and/or increases, including, among others, anything related to the execution by the Pledgee of its rights under such agreements.

1.6	Amount: For the effects of Article 1219 of the Colombian Commercial Code, the Parties declare that the amount of the Secured Obligations, present or future, covered by this Pledge Agreement will be up to the sum of one million United States dollars (US$1,000,000) or its equivalent in Colombian pesos.

1.7	Notwithstanding anything to the contrary herein, for purposes of the provisions of this Agreement that require or permit Pledgee to take action using its judgment, Pledgee shall seek and act on the instructions of Noteholders holding a majority of the outstanding Notes; provided that if instructions are sought and not provided to Pledgee within a reasonable amount of time, Pledgee may act in accordance with the terms of this Agreement using its own commercially reasonable judgment.

Second Chapter - Representations and Warranties

2.1	Representations and Warranties: Pledgor represents and warrants that:

(i)	The Mining Titles were duly obtained and granted by the Colombian mining authority and that such rights are currently in force and that their validity or legality has not been challenged before the contentious-administrative jurisdiction.

(ii)	It has met all the obligations and undertakings deriving from the Mining Titles and has fully complied with the obligations deriving from the Colombian mining legislation.

(iii)	There is no litigation in course involving the Mining Titles or the Production.

(iv)	The Pledgor holds exclusive title to the Mining Titles and declares that as of the date of signing this Pledge Agreement the rights deriving from the Mining Titles and the Production are free of liens, charges, pending litigation, conditions subsequent, attachments and limitations, among others.

(v)	The Mining Titles and the Production are not subject to preexisting pledges or liens.

(vi)	The Mining Titles and the Production are complete and free of defect, are not affected by a preventive measure and, in general, are free of any situation de facto or de jure that could judicially and substantially diminish the title of the Pledgor over the Mining Titles and/or the Production.

(vii)	Pledgor has all the authorizations required to grant this Pledge Agreement.

Third Chapter - Obligations and Rights of the Parties

3.1	Obligations of Pledgor: This Pledge Agreement imposes on the Pledgor the obligations contained in the law and other provisions applicable to a mining pledge agreement and the commercial pledge and particularly the following:

(i)	Apply for the registration with the National Mining Registry of the mining pledge of the rights deriving from the Mining Titles and the pledge over the future Production of the Mining Titles (“Registration Application”) that is constituted by means of this Agreement in favor of Pledgee, which application shall be filed before the competent Mining Authority within ten (10) business days following the date of the signing of this Agreement.

(ii)	Deliver to Pledgee within three (3) business days following the date of registration of the guarantees constituted hereunder with the National Mining Registry, the updated Mining Registry certificate evidencing the registration of the pledges over the exploration and operation rights deriving from the Mining Titles and the Production in favor of Pledgee.

(iii)	Pledgor shall deliver to Pledgee within three (3) business days following the date of registration of the pledges over the Mining Titles, the corresponding National Mining Registry Certificate of the Mining Titles evidencing such registrations.

(iv)	Not desist, waive or abandon the Registration Application and employ its best efforts to ensure that the Mining Authority registers the pledges described in this Agreement in the Mining Registry.

(v)	Not constitute in favor of third parties any type of right or guarantee over the Mining Titles and/or the Production, nor impose any lien over the Mining Titles and/or the Production, nor in any way encumber the Mining Titles or the elements comprised thereunder.

(vi)	Not sell, transfer, assign, use as security or limit its rights over the Mining Titles Rights and/or the Production, without the prior consent of the Pledgee.

(vii)	Maintain the Mining Titles in force and timely comply with its technical and legal obligations.

(viii)	Keep all those registrations, authorizations, licenses or permits that are necessary for or are associated with the Mining Titles and/or the Production updated and in full force.

(ix)	Notify the Pledgee of the attachment or seizure of the Mining Titles or of the Production immediately upon notification by the judge or competent authority of such attachment or seizure and notify the court or authority that ordered the attachment or seizure as to the existence of this Pledge Agreement.

(x)	Notify the Pledgee in writing and no later than five (5) business days counted as of the date it is notified of any action, contingency or proceedings, of a judicial or administrative nature, brought against it, wherein the right to explore and exploit the minerals of the Mining Titles may be involved.

(xi)	Notify the Pledgee immediately it is notified of any administrative act or any notice from the competent mining authority and/or any other competent government authority declaring or determining that the Mining Titles has become subject to expiry or early termination.

3.2	Additional Undertakings: Pledgor agrees that whenever required and at any time and for its own account and risk it shall sign and deliver any additional document and instrument, and shall take or execute any additional measure or action that may be necessary or that is reasonably required by the Pledgee for the conclusion, protection and registration of the encumbrances granted by this Pledge Agreement or to allow the Pledgee the exercise and execution of its rights and appeals in regard to the rights and goods encumbered by this Pledge Agreement.

3.3	Statement by Pledgee: By the simple fact of the granting and constitution of this Pledge Agreement in favor of Pledgee, the latter does not contract or assume any obligation of a legal or contractual nature, or of any other nature, to grant Pledgor loans, or to concede extensions, novation of obligations expired or about to expire, contracted before or after the granting of this Pledge Agreement.

Fourth Chapter – Event of Breach

4.1	Events of Breach: Each of the following events shall be referred to herein as an “Event of Breach”:

(i)	Any breach by Pledgor of any undertaking or obligation established in this Pledge Agreement, including but not limited to an Event of Default by the Pledgor or Colombia under the Subscription Agreement, the Notes and the Pledge and Collateral Agreement;

(ii)	If any representation, guarantee or certification made by the Pledgor turns out to be false or misleading in any aspect at the time it was made.

4.2	Collection Procedure: Upon occurrence of an Event of Breach, Pledgor may execute this Pledge Agreement through the procedures established under Colombian law. Therefore Pledgee shall petition a court order against Pledgor. Thus, in the event that Pledgee initiates, in benefit of the Noteholders, jointly or separately one or several executory processes against Pledgor for breach of the Secured Obligations, the Parties as of now agree:

(a)	To appoint as receiver within the procedure the appropriate person (individual or legal entity) who is nominated by the Pledgee.

(b)	To appoint as expert or experts for the appraisal of the Production the appropriate person or persons (individuals or legal persons) who are nominated by the Pledgee.

Pledgee may appoint the receiver and expert or experts and proceed to notify the competent judge regarding such appointments, prior consultation (not binding) with the Pledgor which includes the opportunity for the latter to give its opinion regarding such proposed appointments within a term of no more than five (5) calendar days following the date on which it is notified of such proposed appointments. In any event, the Pledgor expressly states that it adheres to the appointment of the receiver and expert or experts made by Pledgee, to the extent that these provisions are observed and such persons comply with the requirements established in subsections (a) and (b) of this Article, pursuant to Article 9, subsection d), number 1 of the Colombian Code of Civil Procedure.

4.3	Upon occurrence of an Event of Breach, the Parties understand that Pledgee, in benefit of the Noteholders may give the instructions it deems pertinent to the receiver referred to in Article 4.2(a) and (b) above for the effects of exploiting the Mining Titles.

4.4	If, pursuant to Article 241 of the Mining Code, Pledgee decides to request the appointment of a trust company or an administrator to operate the mines until the Secured Obligations are satisfied, Pledgor is unconditionally obliged to accept the appointment of the trust company or the administrator made by Pledgee and to request such appointment before the judge.

Fifth Chapter - Conclusion

5.1	The pledges granted by this Pledge Agreement will be concluded through its registration with the Mining Registry. Pledgor shall provide Pledgee with evidence, to the latter’s satisfaction, that the pledges have been duly registered according to applicable law, pursuant to Article 3.1 (ii) of this Agreement.

5.2	Pledgor shall take all appropriate steps to promptly sign all the documents and take all other actions required by Pledgee, in benefit of the Noteholders, to conclude and protect the security hereby granted or the priority of same.

Sixth Chapter - Term

6.1	Term: This Pledge Agreement shall remain in full force until the payment or extinction of all the Secured Obligations to the satisfaction of Pledgee.

6.2	Termination of the pledges: Pledgor may request that Pledgee totally cancel the pledges granted under this Agreement as of the moment that all the Secured Obligations are totally paid. Pledgor may not request the partial or total cancellation of the pledges against partial payment of the Secured Obligations.

Once Pledgee has verified and stated in writing that full payment has been made of all the Secured Obligations, Pledgor shall proceed to cancel the pledges within twenty (20) calendar days following the date upon which it receives the written communication from Pledgee in such regard.

Seventh Chapter - Miscellaneous

7.1	Assignment: As of the date of signing of this Pledge Agreement Pledgor accepts any assignment, endorsement or transfer that the Pledgee may make of this Agreement.

Pledgor may not assign or in any other way transfer the Mining Titles, this Agreement and/or any of the obligations and rights deriving herefrom, without the prior, express and written authorization of the Pledgee.

7.2	Indivisibility: This Pledge Agreement is indivisible and therefore the Mining Titles and the Production hereby encumbered are subject to the payment of all the Secured Obligations. Therefore, when the Pledgee effects payment of the Secured Obligations, the goods subject to this Pledge Agreement shall be dedicated exclusively and preferentially to the payment of all of the credits of the Pledgee.

7.3	Expenses: The expenses related to the registration of this Agreement before the Colombian National Mining Registry, and the certificates that evidence such registration, notary expenses, tax obligations or any other applicable expenses, and the expenses deriving from the cancellation of the pledges contained herein, shall be assumed in their entirety by the Pledgor.

7.4	Taxes: Pursuant to the provisions of Article 530, Number 26 of the Colombian Tax Regulations, this Pledge Agreement is exempted from payment of stamp tax. If for any reason it were to be determined by a competent authority that such tax is caused and applicable to this Pledge Agreement or to its extension, modification, novation or any other act, such tax shall be paid by Pledgor. Furthermore, any other tribute, tax, rate or contribution payable by reason of the signing of this Pledge Agreement or its extension, modification, novation or any other act related to same, shall be assumed in their entirety by Pledgor.

7.5	Applicable Legislation: This Agreement will be governed and interpreted according to Colombian Law.

7.6	Headings: The titles of the sections contained in this Pledge Agreement have been included for the convenience of the Parties and shall in way affect the interpretation or the meaning of any stipulation contained herein.

7.7	Modifications: This Pledge Agreement and its Exhibits may only be modified by a document written and signed by the authorized representatives of the Parties.

7.8	Notices: The communications between the Parties in relation to this Pledge Agreement shall be made in writing by any means that evidences the exact date the communication was sent and received by the other Party, such as faxes, emails, certified airmail, air courier with evidence of personal delivery or by personal delivery, to the addresses indicated below:

To Pledgor:

Address:	Calle 90 No. 19-41 Oficina 901 Edificio Quántum Bogotá D.C.
Telephone:	57-1- 7432090
Contact person:	William Jairo Chavarría Ordóñez / Liliana Consuelo Rodríguez Venegas
Email:	lrodriguez@colombiacleanpower.com

To Pledgee:

Address:	1656 Reunion Avenue, Suite 250, South Jordan, UT 84095
Telephone:	(801 446-8802
Fax:	(801) 446-8803
Contact:	Ronald N. Vance, Esq.
Email:	ron@vancelaw.us

Any change of address, telephone or fax of either of the Parties shall be communicated to the other Party in writing at least ten (10) calendar days beforehand.

7.9	Waiver of Rights: All the rights of the Pledgee by virtue of this Pledge Agreement, the granting of the pledges and all the obligations of the Pledgor by virtue of this Agreement shall be absolute and unconditional, notwithstanding the conclusion, interchange, release or non-conclusion of any other guarantee or any release or modification or waiver or approval of any guarantee, for all or some of the Secured Obligations. No omission or delay on the part of the Pledgee in the exercise of any right, power, faculty, appealor remedy under this Pledge Agreement shall be deemed a waiver of same, similarly no singular or partial exercise of any of such rights, powers, faculties, appeal or remedy shall prevent the subsequent or different exercise of same or the exercise of any other right, power or remedy by virtue of this Pledge Agreement.

7.10	Annulment or Illegality of the Provisions: In the event that one or several provisions of this Pledge Agreement are declared null and void, ineffective or against Colombian law, this shall not imply the nullity, ineffectiveness or illegality of the remaining provisions, which shall continue to be binding and obligatory for the Parties and shall remain in full force and effect, barring peremptory norm to the contrary. Furthermore, the Parties agree to cooperate between themselves to replace the null, ineffective or illegal provision for one which, being valid and enforceable, meets the same function and has the same effects as the provision declared illegal, null or ineffective, within sixty (60) days following the date on which it was declared null, ineffective or illegal.

7.11	Contractual domicile: For the effects of this Pledge Agreement the Parties agree that the city of Bogotá D.C. is the contractual domicile.

7.12	Exhibits: The following Exhibits form part of this Agreement:

Exhibit A: Certificate of the Chamber of Commerce of Colombia Clean Power SAS

Exhibit B: Certificate of Incumbency and Existence of The Law Office of Ronald N. Vance & Associates, P.C.

Exhibit C: Description of Mining Titles.
Exhibit D: Power of Attorney

7.13	Counterparts: This Pledge Agreement may be entered into in any number of counterparts and by the different Parties to the same or in separate counterparts, each one of which thus signed and delivered shall be an original, but all the counterparts shall jointly constitute a single instrument.

7.14	Agent or Attorney: The Parties acknowledge and accept that the Pledgee may, in benefit of the Noteholders, appoint an agent or attorney to exercise its rights under this Pledge Agreement. Such agent or attorney will be a simple mandatary of the Pledgee and therefore the latter retains at all time during the term of the Secured Obligations the right to revoke the respective mandate or power-of-attorney of the agent or attorney at any time and appoint any third party or parties to exercise the functions conferred on the agent or attorney, notifying the Pledgor of the new appointment.

7.15	No Disbursements: As at the date of entering into this Pledge Agreement no disbursement has been made under the Subscription Agreement.

In witness of the foregoing, two (2) identical counterparts are signed on January 18, 2013.

The PLEDGOR	The PLEDGEE

/s/ _ William Jairo Chavarría Ordóñez	/s/ Santiago Gonzalez
By: Colombia Clean Energy SAS	By: The Law Office of Ronald N. Vance & Associates, P.C.
Name: William Jairo Chavarría Ordóñez	Name: Santiago Gonzalez
Identification: 79121569	Id: Citizenship ID No. 80.195.103
Title: Legal Representative	Title: Proxy

/s/ Liliana Consuelo Rodríguez Venegas
By: Colombia Clean Energy SAS
Liliana Consuelo Rodríguez Venegas
Identification: 40040220
Title: Legal Representative

EXHIBIT A

Certificate of the Chamber of Commerce of Colombia Clean Power SAS

EXHIBIT B

Certificate of Incumbency and Existence of The Law Office of Ronald N. Vance & Associates, P.C.

EXHIBIT C

Mining Titles

ITEM	Mining Title	Registered Title Holder	Date of Inscription in the NMR /Duration of the Contract	Competent Mining Authority	Area/Jurisdiction	Contractual Stage

1	EAU-131	COLOMBIA CLEAN POWER S.A.S.	Nov 18, 2003 30 years	NMA: Nobsa	510 hecs and 7.208m2. Municipality of Otanche, Department of Boyacá.	Third year of exploration phase

2	ECB-121	COLOMBIA CLEAN POWER S.A.S.	Nov 6, 2003 30 years	NMA: Nobsa	1.460 hecs and 5.794,5 m2. Municipality of Otanche, Department of Boyacá.	Third year of exploration phase

1

3	FCF-142	COLOMBIA CLEAN POWER S.A.S.	April 20, 2006 30 years	NMA: Nobsa	1.312 hecs and 7.619 m2 Municipality of Otanche, Department of Boyacá and Municipality of Bolívar, Department de Santander.	Exploration phase. It was extended for two years until April 19, 2011. A new extension request for 2 years has been requested and the mining authority has not decided on this matter.

4	GG7-111	ENERGIA ANDINA SANTADER RESOURCES S.A.S.	February 12, 2008 30 years	NMA: Bucaramanga.	2.300 hecs Municipalities of Betulia and San Vicente de Chucuri, Department of Santander.	Exploration phase. It was extended for two years until February 11, 2013.

5	GG7-11522X	ENERGIA ANDINA SANTADER RESOURCES S.A.S.	February 8, 2008 30 years	NMA: Bucaramanga.	374 hecs and 3,500m2 Municipality of San Vicente de Chucuri, Departament of Santander.	Fourth year of exploration phase.

6	FI6-142	MILTON HAWARD CUBIDES BOTIA. Partial Assignment of 70% in favor of CCP is in progress. (Inscription in the NMR is pending)	March 11, 2008 30 years	NMA: Nobsa	48 hecs and 395m2 Municipality of Socota, Department of Boyacá.	Second year of the Works and Assembly phase.

2

7	010-91	MILTON HAWARD CUBIDES BOTIA (30%) AND COLOMBIA CLEAN POWER S.A.S (70%). (Inscription in the NMR is pending)	July 13, 199110 years, extended to 10 additional years (until November 13, 2012)	NMA: Nobsa	24 hecs with 5.000m2 Municipality of Socota, Department of Boyacá.	Last year of the exploitation phase.

8	FI7-081	DAIRO RUBEN HERRERA PÉREZ y ARIEL SALCEDO LEAL. The NMA has not decided on the total assignment of the title in favor of CCP.	February 4, 2009 30 years	NMA: Nobsa	17 hecs and 4.031m2 Municipality of Socotá, Department of Boyacá.	First year of the Works and Assembly phase.

EXHIBIT D

Power of Attorney